Exhibit 10(b)(11)

                         AMENDMENT NO. 2

                  dated as of December 1, 1999

                               to

                     TAX INDEMNITY AGREEMENT
                  dated as of December 1, 1985



                             between



                Philip Morris Capital Corporation
               beneficiary under a Trust Agreement
                  dated as of December 1, 1985
                  with Wilmington Trust Company
                               and
                        William J. Wade,
          as Owner Trustee and Cotrustee, respectively,
                             Lessor

                               and

                 TUCSON ELECTRIC POWER COMPANY,
                               and
                   SAN CARLOS RESOURCES INC.,
                             Lessee

             ---------------------------------------
                          Common Plant
                Springerville Generating Station


                         AMENDMENT NO. 2
                               to
                     TAX INDEMNITY AGREEMENT


     This AMENDMENT NO. 2 (this "Amendment"), dated as of December 1, 1999 to TAX INDEMNITY AGREEMENT, dated as of December 1, 1985, between TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, and SAN CARLOS RESOURCES INC., an Arizona corporation, as Lessee (the "Lessee"), and PHILIP MORRIS CAPITAL CORPORATION, a Delaware corporation (the "Owner Participant"), beneficiary under a Trust Agreement, dated as of December 1, 1985, with Wilmington Trust Company and William J. Wade, as Owner Trustee and Cotrustee, respectively (the "Lessor").

                       W I T N E S S E T H

     WHEREAS, the Owner Participant (or its predecessor in interest) and the Lessee entered into a Tax Indemnity Agreement, dated as of December 1, 1985, as amended by Amendment No. 1, dated as of December 15, 1992, to Tax Indemnity Agreement dated as of December 1, 1985 (such Tax Indemnity Agreement, as so amended and as further amended, modified or supplemented from time to time, being referred to herein as the "Tax Indemnity Agreement");

     WHEREAS, the Lessee, the Lessor, the Owner Participant and certain other parties have agreed pursuant to a Refunding Agreement, dated as of December 1, 1999 (as amended, modified or supplemented from time to time, the "Refunding Agreement") to participate in refinancing the outstanding Secured Notes on the Refunding Date (as defined in the Refunding Agreement);

     WHEREAS, the Owner Participant and the Lessee wish to amend the Tax Indemnity Agreement as contemplated herein in order to reflect agreements and amendments contemplated by the Refunding
Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. General. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Tax Indemnity Agreement.

     Section 2. Indemnified Losses. (a) Section 3.1 is hereby amended by adding at the end of subsection (b) (i.e. prior to the phrase "(any of the events)") the following:

          "or (c) if, as a result of the Lessee paying any Transaction Expenses (as defined in the Refunding Agreement, dated as of December 1, 1999, among Lessee, Philip Morris Capital Corporation, Lessor and certain other parties (such Refunding Agreement, as amended, modified or supplemented from time to time, being referred to herein as the "Refunding Agreement") the Owner Participant shall be required to include any amount in its gross income; or

          (d) if Section 467 of the Code or the regulations thereunder shall apply to any Rent paid on or after the Refunding Date (as defined in the Refunding Agreement) with the result that the Owner Participant is required to include any amount in gross income (including any related deemed interest) earlier than the time such payments would be includable in gross income in accordance with the method of accounting regularly utilized by the Owner Participant (i.e., the accrual method)".

     (b)  Section 3.1 is hereby amended by replacing the phrase
"(any of the events described in these subsections (a)(2) or (b) hereof being referred to hereinafter as a "Loss")" with the following:

          "(any of the events described in these subsections
     (a)(2), (b), (c) or (d) being referred to hereinafter as a "Loss")".

     Section 3. Excluded Events. (a) Section 6(1)(e) is hereby amended by adding after the phrase "Effective Date;" the following:

          "provided, further, that with regard to Losses described in Section 3.1(c) and (d) hereof only, for purposes of this Section 6(1)(e) change in tax law shall mean only changes in the Code enacted after the Refunding Date (as defined in the Refunding
          Agreement);".

     (b) Section 6(2) is hereby amended by adding at the end of the proviso thereto and before the period the following:

          "or Section 3.1(c) or (d)".

     Section 4. Counterpart Execution. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 5. Ratification of the Tax Indemnity Agreement. As amended by this Amendment, the Tax Indemnity Agreement is in all respects ratified, approved and confirmed, and the Tax Indemnity Agreement and this Amendment shall together constitute one and the same instrument.

     Section 6. Governing Law. This Amendment has been delivered in, and shall in all respects be governed by, construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, including such laws applicable to matters of construction, validity and performance.

     Section 7. No Duplication of Payment. Section 21 is hereby amended by adding, after the phrase "Section 7 hereof" the following:

          "or the payment made pursuant to Section 2.01(d) of the Refunding Agreement (with respect to the income attributable to the payment pursuant to Section 2.01(c) of the Refunding Agreement). For the avoidance of doubt, the parties confirm that Section 4 hereof shall have no application to any payments made pursuant to the Refunding Agreement or any tax benefits arising therefrom".

     IN WITNESS WHEREOF, the Owner Participant and the Lessee have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the date set forth above.

                              TUCSON ELECTRIC POWER COMPANY


                              By     /s/ Vincent Nitido
                                 ------------------------------
                                 Name:
                                 Title:


                              SAN CARLOS RESOURCES INC.


                              By     /s/ Dennis Nelson
                                 ------------------------------
                                 Name:
                                 Title:


                              PHILIP MORRIS CAPITAL CORPORATION


                              By     /s/ James C. McCrea
                                 ------------------------------
                                 Name:
                                 Title: